Exhibit 10.1

Voting Agreement
Each of the undersigned, being a director of Salin Bancshares, Inc. (“SBI”), having voted for the approval and adoption by SBI of that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) among SBI and Horizon Bancorp, Inc. (“Horizon”), whereby Horizon will acquire all of the outstanding capital stock of SBI in exchange for shares of Horizon common stock, no par value per share (the “Holding Company Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Agreement and Plan of Merger and herein, and in order to induce Horizon to execute and deliver the Agreement and Plan of Merger to SBI and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with one another and with each of the parties to such Agreement and Plan of Merger that until such time as the Holding Company Merger has been consummated, or the Agreement and Plan of Merger has been duly terminated in accordance with the provisions thereof, the undersigned:
(a)
will support the consummation of the Holding Company Merger and the merger of Salin Bank and Trust Company, an Indiana state chartered bank and wholly-owned subsidiary of SBI (“SBTC”) with and into Horizon Bank, and subject to fiduciary duties and Section 5.06 of the Agreement and Plan of Merger, will recommend the Holding Company Merger for approval and adoption by the shareholders of SBI;

(b)
will vote or direct the vote of all shares of common stock of SBI (“SBI Common Stock”) now or hereafter beneficially owned or controlled by him or her, whether individually or in any fiduciary capacity, in person or by proxy, at any meeting of the shareholders of SBI or adjournments thereof, in favor of the approval and adoption of the Agreement and Plan of Merger and the Holding Company Merger (subject to any fiduciary duties of such individual);

(c)
will cooperate with Horizon to pursue consummation of the transactions contemplated by the Agreement and Plan of Merger and otherwise support the Holding Company Merger and the merger of SBTC with and into Horizon Bank to the best of their ability, refraining from disclosing non-public information, making disparaging comments regarding the parties to the transactions or the proposed transactions, or taking any other action in opposition to the transactions; and

(d)
will not transfer any shares of SBI Common Stock, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to Horizon a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to Horizon.

The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of, or the fiduciary with rights to vote and dispose of, the number of shares of SBI Common Stock indicated beside his or her signature below. Each undersigned further represents and warrants that the undersigned’s obligations under this Voting Agreement are entered into freely and are not dependent on the participation of any or all of the other directors.
This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Holding Company

Merger; (b) the termination of the Agreement and Plan of Merger in accordance with its terms; or (c) the taking of such action whereby a majority of SBI’s Board of Directors, in accordance with the terms and conditions of Section 5.06 of the Agreement and Plan of Merger, withdraws its favorable recommendation of the Agreement and Plan of Merger to the shareholders of SBI.
This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf, or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT.

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Executed and Delivered as of October 29, 2018.

/s/ William N. Salin	(0 shares)
William N. Salin
/s/ M. Jane Salin	(204 shares)
M. Jane Salin, acting individually and in her capacity as Trustee of the Subtrusts created under the William Nathan Salin Family Irrevocable Trust #1
/s/ William N. Salin, II	(23.5152 shares)
William N. Salin, II, acting individually and in his capacity as Trustee u/a Margaret Jane Salin Irrevocable Grandchildren’s Trust No. 1 dated December 11, 2012 and as Trustee u/a William N. Salin, II, Irrevocable Children’s Trust dated December 11, 2012

/s/ Sherri S. Fritsch	(23.5152 shares)
Sherri S. Fritsch, acting individually and in her capacity as Trustee u/a Margaret Jane Salin Irrevocable Grandchildren’s Trust No. 2 dated December 11, 2012 and as Trustee u/a Sherri Fritsch Irrevocable Children’s Trust dated December 11, 2012

/s/ Susan S. McClain	(23.5152 shares)
Susan S. McClain, acting individually and in her capacity as Trustee u/a Margaret Jane Salin Irrevocable Grandchildren’s Trust No. 3 dated December 11, 2012 and as Trustee u/a Susan McClain Irrevocable Children’s Trust dated December 11, 2012